Exhibit 99.1
News Release
Community Healthcare Trust Update on Recent Activities
FRANKLIN, Tenn., April 3, 2017 /PRNewswire/ -- Community Healthcare Trust Incorporated (NYSE: CHCT), (the "Company") provides an update on its activities during the first quarter of 2017.
Investments Closed in the First Quarter of 2017
During the first quarter of 2017, the Company acquired 10 properties for an aggregate purchase price of approximately $28.5 million. The Company’s expected returns on these property acquisitions range from approximately 9.1% to 10.5%. The Company also acquired a property, adjacent to its corporate office, for a purchase price of approximately $0.9 million. The property is currently leased to a tenant but the Company intends to use the property for future expansion of its corporate office.  The Company funded its first quarter investments with cash from operations and proceeds from its credit facility.
Properties under signed Contract
The Company has three properties under definitive purchase agreements for an aggregate expected purchase price of approximately $14.6 million. The Company’s expected return on these investments range from approximately 9.0% to 9.3%. The Company is currently performing due diligence procedures customary for these types of transactions and cannot provide any assurance as to the timing of when or whether these transactions will actually close. The Company anticipates funding these investments with cash from operations and through proceeds from its credit facility.
Properties under signed Term Sheet
The Company has three properties with signed term sheets for an aggregate expected purchase price of approximately $15.5 million. The Company’s expected return on these investments range from approximately 9.0% to 9.2%. The Company is currently negotiating and performing due diligence procedures customary for these types of transactions and cannot provide any assurance as to the timing of when or whether these transactions will actually close. The Company anticipates funding these additional investments with cash from operations, through proceeds from its credit facility, or from net proceeds from debt or equity offerings.
Amended and Restated Credit Facility
On March 30, 2017, the Company announced that it had closed on an amended and restated $250 million credit facility. The credit facility provides for a $150 million revolving facility and $100 million in term loans. The term loans, which allow for a delayed draw of a portion of the funds, consists of $50 million maturing in March 2022 and $50 million maturing in March 2024. The revolving facility matures in August 2019, with two 12-month extension options. The amended and restated credit facility replaces the Company’s $150 million revolving credit facility.
Amounts outstanding under the credit facility will bear interest under the revolving facility at LIBOR plus a margin of between 1.75% and 2.75%, and under the term loans at LIBOR plus a margin of between 2.20% and 2.90%, depending on the maturity and the Company’s leverage. The credit facility has an accordion feature that allows the total borrowing capacity under the credit facility to be increased to $450 million, including the ability to add and fund additional term loans.
At closing, the Company borrowed $12 million under its revolving facility and $60 million, under the term loans, in equal amounts of 5 and 7 year maturities. The Company has 15 months from the close date to borrow undrawn amounts under the term loans.
On March 31, 2017, the Company entered into interest rate swap agreements that fixed the interest rates on the 5-year term loan at 4.147% and on the 7-year term loan at 4.535%, depending on the Company’s leverage, through the maturity date of each respective term loan.
Executive Stock Purchase Program
As announced on March 1, 2017, the Company’s Chairman, Chief Executive Officer and President Timothy Wallace entered into a 10b5-1 plan to acquire shares of the Company’s common stock. The plan replaced Mr. Wallace's 10b5-1 trading plan dated February 29, 2016, which expired on December 31, 2016. The new trading plan was entered into on February 27, 2017 and became effective April 3, 2017. Under the plan, Mr. Wallace will be able to purchase up to the lesser of $2,000,000 or 100,000 shares of the Company's common stock, subject to timing, price and trading limitations.
Dividend Increase
The Company increased its common stock cash dividend for the quarter ended December 31, 2016. This dividend, in the amount of $0.3875 per share, was paid on March 3, 2017 to shareholders of record on February 17, 2017. This dividend rate equates to an annualized dividend of $1.55 per share. The Company has increased its dividend every quarter since its initial public offering.
About Community Healthcare Trust Incorporated
Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in non-urban markets throughout the United States.  The Company had investments of approximately $263.5 million in 58 real estate properties, including a mortgage note as of December 31, 2016, located in 22 states, totaling approximately 1.33 million square feet.
Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit.  Please contact the Company at 615-771-3052 to request a printed copy of this information.
Cautionary Note Regarding Forward-Looking Statements
This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "believes", "expects", "may", "should", "seeks", "approximately", "intends", "plans", "estimates", "anticipates" or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management's current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. Thus, the Company's actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company's common stock, changes in the Company's business strategy, availability, terms and deployment of capital, the Company's ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, the degree and nature of the Company's competition, the ability to consummate acquisitions under contract and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and the Company's other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof.  The Company intends these forward-looking statements to speak only as of the time of this release and the Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

CONTACT: W. Page Barnes, 615-771-3052
SOURCE: Community Healthcare Trust Incorporated

3